Exhibit 99.1

KOIL Energy Announces Pricing of $5.6 Million Private Placement and Preliminary Third Quarter 2026 Financial Results

Preliminary Third Quarter Revenue Expected Between $9.4 Million and $10.0 Million, Representing Year-Over-Year Growth of Approximately 48% to 57%

HOUSTON, Oct. 28, 2026 (GLOBE NEWSWIRE) -- KOIL Energy Solutions, Inc. (OTCQB: KLNG) ("KOIL" or the "Company"), a specialist in deepwater energy production and distribution equipment and services, today announced that it has entered into a securities purchase agreement with certain institutional and other accredited investors to raise approximately $5.6 million of gross proceeds through a private investment in public equity ("PIPE") financing of common stock or common stock equivalents.

"We are encouraged by the opportunities we are seeing in subsea pre-commissioning and the broader deepwater development market," said Erik Wiik, President and Chief Executive Officer of KOIL. "This financing is intended to support the next phase of our growth by allowing us to expand our rental equipment fleet and strengthen our service capabilities to better serve our customers. Our preliminary third-quarter results reflect the continued progress of the business, and we remain focused on deploying capital strategically to support long-term growth."

Pursuant to the terms of the securities purchase agreement, the Company has agreed to issue and sell 1,330,372 shares of common stock at a purchase price of $2.50 per share or, in lieu of common stock, pre-funded warrants to purchase up to 919,628 shares of common stock at a purchase price of $2.499 per pre-funded warrant. Each pre-funded warrant will have an exercise price of $0.001 per share.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including investments in rental equipment. The offering is expected to close on or about October 29, 2026, subject to the satisfaction of customary closing conditions.

Lucid Capital Markets is acting as the sole placement agent for the PIPE financing.

The offer and sale of the foregoing securities are being made in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder, and the securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the PIPE financing and the shares of common stock issuable upon exercise of the pre-funded warrants within 30 days of the date hereof.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

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Preliminary Third Quarter 2026 Financial Results

Today, the Company also announced certain preliminary, unaudited financial results for the three months ended September 30, 2026. Based on currently available information, the Company expects to report the following:

•	Revenue for the three months ended September 30, 2026, within the range of $9.4 million to $10.0 million;
•	Adjusted EBITDA for the three months ended September 30, 2026, within the range of $0.7 million to $1.2 million; and
•	Cash and cash equivalents of approximately $0.6 million as of September 30, 2026, prior to giving effect to the proceeds from the PIPE financing.

The preliminary revenue range represents year-over-year growth of approximately 48% to 57%, reflecting continued momentum across the Company's subsea products and services business.

These preliminary financial results are based on management's current estimates and remain subject to the completion of the Company's customary quarter-end financial closing procedures and review. Actual results may differ materially from these preliminary estimates. The preliminary results should not be viewed as a substitute for the Company's full financial statements prepared in accordance with U.S. GAAP. The Company expects to report its full third quarter 2026 financial results in accordance with its regular reporting schedule.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure calculated as net income (loss) available to common stockholders, adjusted to exclude net interest income, income taxes, depreciation and amortization, non-cash share-based compensation expense, non-cash impairments, non-cash gains or losses on the sale of property, plant and equipment, other non-cash items and one-time charges. The Company believes Adjusted EBITDA provides investors with additional information regarding its operating performance and facilitates comparisons of operating results across periods. Adjusted EBITDA may not be comparable to similarly titled measures used by other companies and should not be considered a substitute for financial measures prepared in accordance with U.S. GAAP.

(In thousands)	Three Months Ended September 30, 2026
Net income (loss)	$160 - $600
Add: Interest expense (income), net	130 - 150
Add: Income tax expense	20 - 30
Add: Depreciation and amortization	220 - 240
Add: Share-based compensation	170 - 180
Adjusted EBITDA	$700 - $1,200

About KOIL

KOIL is a leading energy services company offering subsea equipment and support services to the world's energy and offshore industries. We provide innovative solutions to complex customer challenges presented between the production facility and the energy source. Our core services and technological solutions include distribution system installation support and engineering services, umbilical terminations, loose-tube steel flying leads, and related services. Additionally, KOIL's experienced team can support subsea engineering, manufacturing, installation, commissioning, and maintenance projects located anywhere in the world.

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Forward-Looking Statements

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. Forward-looking statements include, without limitation, the satisfaction of customary closing conditions related to the PIPE financing, the size, timing and completion of the PIPE financing, the intended use of proceeds from the PIPE financing by the Company, and the preliminary third quarter financial results. Such forward-looking statements can be identified by the use of words such as "should," "might," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

Investor Relations Contact

ir@koilenergy.com

281-862-2201

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